Exhibit 99.2

CALLON PETROLEUM COMPANY ANNOUNCES CLOSING OF SOUTHERN MIDLAND BASIN DIVESTITURE AND UPDATES 2019 GUIDANCE

Callon Petroleum Company (NYSE: CPE) (“Callon” or “we” or “our”) announced today that it closed on the previously announced divestiture of non-core assets in the southern Midland Basin to Sequitur Permian, LLC for net cash proceeds of $245 million, subject to customary post-closing adjustments. Net cash proceeds were adjusted for an effective date of January 1, 2019 and do not include potential contingent consideration payments of up to $60 million based on West Texas Intermediate average annual pricing over a three-year period.
Joe Gatto, President and Chief Executive Officer commented, “We remain on a clear path to attain the various objectives we have outlined for investors. This transaction is a meaningful step forward on our deleveraging goals which will also be advanced by our cash flow generation in coming quarters.”

Updated 2019 Guidance
Callon is updating its full year guidance to account for the impact of this divestiture and a previously announced acreage trade involving producing properties in Midland County. In addition, management is lowering its estimates for operational capital expenditures to reflect realized efficiencies and cost reductions.

	Previous Full Year	Updated Full Year
	2019 Guidance	2019 Guidance
Total production (Mboe/d)	39.5 - 41.5	38.0 - 39.5
% oil	77% - 78%	78% - 79%
Income statement expenses (per Boe)
LOE, including workovers	$5.50 - $6.50	$5.50 - $6.50
Production taxes, including ad valorem (% unhedged revenue)	7%	7%
Adjusted G&A: cash component (a)	$2.00 - $2.50	$2.00 - $2.50
Adjusted G&A: non-cash component (b)	$0.50 - $1.00	$0.50 - $1.00
Cash interest expense (c)	$0.00	$0.00
Effective income tax rate	22%	22%
Capital expenditures ($MM, accrual basis)
Total operational (d)	$500 - $525	$495 - $520
Capitalized interest and G&A expenses	$100 - $105	$100 - $105
Net operated horizontal wells placed on production	47 - 49	47 - 49

a)
Excludes stock-based compensation and corporate depreciation and amortization. Adjusted G&A is a non-GAAP financial measure; see our most recent earnings release for a reconciliation of G&A expense on a GAAP basis to Adjusted G&A expense.

b)
Excludes certain non-recurring expenses and non-cash valuation adjustments. Adjusted G&A is a non-GAAP financial measure; see our most recent earnings release for a reconciliation of G&A expense on a GAAP basis to Adjusted G&A expense.

c)	All cash interest expense anticipated to be capitalized.

d)	Includes facilities, equipment, seismic, land and other items. Excludes capitalized expenses.

Exhibit 99.2

About Callon Petroleum Company
Callon Petroleum Company is an independent energy company focused on the acquisition and development of unconventional onshore oil and natural gas reserves in the Permian Basin in West Texas.

Cautionary Statement Regarding Forward Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements regarding wells anticipated to be drilled and placed on production; future levels of drilling activity and associated oil and gas production; Callon's 2019 production guidance, taxes and capital, operating and G&A expenditure forecasts; and the implementation of Callon's business plans and strategy, as well as statements including the words "believe," "expect," "plans," "may," "will," "should," "could," and words of similar meaning. These statements reflect Callon's current views with respect to future events and financial performance based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. Any forward-looking statement speaks only as of the date on which such statement is made and Callon undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Some of the factors which could affect Callon's future results and could cause results to differ materially from those expressed in Callon's forward-looking statements include the volatility of oil and natural gas prices, ability to drill and complete wells, operational, regulatory and environment risks, cost and availability of equipment and labor, Callon's ability to finance Callon's activities and other risks more fully discussed in Callon's filings with the Securities and Exchange Commission, including Callon's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on Callon's website or the SEC's website at www.sec.gov.

Contact Information
Mark Brewer
Director of Investor Relations
Callon Petroleum Company
ir@callon.com
1-281-589-5200